Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

Kelsey Merkel

kelsey.merkel@ww.com

WW International, Inc. Announces Fourth Quarter and Full Year 2023 Results

Fourth Quarter 2023

●	End of Period Subscribers of 3.8 million, including 67 thousand End of Period Clinical Subscribers

●	Revenues of $206.0 million

●	Gross margin of 60.6%; excluding the net impact of restructuring charges, adjusted gross margin of 61.4%

●	Operating Loss of $6.0 million; excluding the net impact of restructuring charges and non-cash intangible impairment charges, adjusted operating income of $21.3 million

Full Year Fiscal 2023

●	Revenues of $889.6 million

●	Gross margin of 59.5%; excluding the net impact of restructuring charges, adjusted gross margin of 61.9%

●

Operating Income of $22.3 million; excluding the net impact of restructuring charges, acquisition transaction costs, and non-cash intangible impairment charges, adjusted operating income of $89.5 million

Company Provides Full Year Fiscal 2024 Guidance

NEW YORK (February 28, 2024) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the fourth quarter and full year fiscal 2023.

“2023 was a pivotal year as we began transforming our business for the future. We returned WeightWatchers to year end subscriber growth – for the first time in 3 years - up 7% year-over-year,” said Sima Sistani, the Company’s CEO. “We are on track to deliver growth in total subscribers in 2024, expecting to end the year with subscribers in the range of 3.8 million to 4.0 million, including between 140 thousand and 160 thousand subscribers to our new WeightWatchers Clinic.”

“WeightWatchers is creating the category of Weight Health, and to do so requires us to go further in the transformation and expand our offerings to deliver the support, services, and treatments that many need to advance their weight loss journeys. We are making intentional choices to prioritize these initiatives that we believe will have the greatest benefit for the long-term health of our business,” continued Sistani.

“We executed against our 2023 objectives with a return to sign up and subscriber growth, record adjusted gross margin, and improved cost structure,” said Heather Stark, the Company’s CFO. “We anticipate returning to year-over-year growth in subscription revenues in the second half of 2024, and we are committed to improving margins and driving operating income growth.”

Q4 2023 Consolidated Results

				% Change
	Three Months Ended			Adjusted for
	December 30, 2023	December 31, 2022(7)	% Change	Constant Currency(1)
(in millions except percentages and per share amounts)

Subscription Revenues, net	$196.1	$200.9	(2.4%)	(3.6%)

Product Sales and Other, net	9.9	22.0	(55.1%)	(55.3%)

Revenues, net	$206.0	$222.9	(7.6%)	(8.7%)

Gross Profit	$124.9	$126.0	(0.9%)	(2.4%)

Non-GAAP Adjustments(1)

Net Restructuring Charges(2)	1.5	3.1

Adjusted Gross Profit(1)	$126.4	$129.1	(2.1%)	(3.6%)

Operating Loss	($6.0)	($51.8)	(88.4%)	(86.7%)

Non-GAAP Adjustments(1)

Franchise Rights Acquired and Goodwill Impairments	3.6	57.6

Net Restructuring Charges(2)	23.6	17.4

Adjusted Operating Income(1)	$21.3	$23.1	(8.1%)	(12.4%)

Net Loss	($88.1)	($35.8)	100.0%*	100.0%*

EPS	($1.11)	($0.51)	100.0%*	100.0%*

Total Paid Weeks	50.4	47.3	6.5%	N/A

Digital(3) Paid Weeks	41.0	37.8	8.6%	N/A

Workshops + Digital(4) Paid Weeks	8.7	9.6	(9.2%)	N/A

Clinical(5) Paid Weeks	0.7	-	N/A	N/A

End of Period Subscribers(6)	3.8	3.5	7.1%	N/A

Digital Subscribers	3.1	2.8	8.6%	N/A

Workshops + Digital Subscribers	0.7	0.7	(8.3%)	N/A

Clinical Subscribers	0.1	-	N/A	N/A

Note: Totals may not sum due to rounding.

*Note: Percentage in excess of 100.0% and not meaningful.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, which formerly included Digital 360 (as applicable).
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members (as applicable). It also formerly included the provision of access to workshops for members who did not subscribe to commitment plans, which included the Company’s “pay-as-you-go” members.

(5)	“Clinical” refers to providing subscriptions to the Company’s clinical product offerings provided by WeightWatchers Clinic (formally referred to as Sequence).
(6)	“Subscribers” refers to Digital subscribers, Workshops + Digital subscribers, and Clinical subscribers who participate in recurring bill programs in Company-owned operations.
(7)

Certain amounts have been revised for the three months ended December 31, 2022 to correct immaterial misstatements related to certain income tax and other matters, which will be more fully described in the Company’s Form 10-K filing for the fiscal year ended December 30, 2023.

Q4 2023 Business and Financial Highlights

●

End of Period Subscribers in Q4 2023 were up 7.1% versus the prior year period, driven by the Digital business and the inclusion of 67 thousand Clinical Subscribers. Q4 2023 End of Period Digital Subscribers increased 8.6% versus the prior year period. Q4 2023 End of Period Workshops + Digital Subscribers decreased 8.3% versus the prior year period.

●

Total Paid Weeks in Q4 2023 were up 6.5% versus the prior year period, driven by the Digital business and the inclusion of 719 thousand Clinical Paid Weeks. Q4 2023 Digital Paid Weeks increased 8.6% versus the prior year period. Q4 2023 Workshops + Digital Paid Weeks decreased 9.2% versus the prior year period.

●	Revenues in Q4 2023 were $206.0 million. On a constant currency basis, Q4 2023 revenues decreased 8.7% versus the prior year period.

¡

Subscription Revenues in Q4 2023 were $196.1 million. On a constant currency basis, these revenues decreased 3.6% versus the prior year period. Subscription Revenues included $13.0 million of Clinical Subscription Revenues.

¡

Product Sales and Other in Q4 2023 were $9.9 million. On a constant currency basis, these revenues decreased 55.3% versus the prior year period driven by the wind down of the consumer products business.

●

Gross Profit in Q4 2023 was $124.9 million, compared to $126.0 million in the prior year period. Adjusted gross profit in Q4 2023, which excluded the net impact of $1.5 million of restructuring charges, was $126.4 million. Adjusted gross profit in Q4 2022, which excluded the net impact of $3.1 million of restructuring charges, was $129.1 million.

¡

Gross Margin in Q4 2023 was 60.6%, as compared to 56.5% in the prior year period. Adjusted gross margin in Q4 2023 was 61.4%, up from an adjusted gross margin of 57.9% in the prior year period, primarily driven by actions to reduce the fixed cost base within the Workshops + Digital business.

●

Non-Cash Intangible Impairment Charges: During Q4 2023, the Company fully impaired the goodwill and franchise rights acquired balances for past franchise acquisitions in the Republic of Ireland and Northern Ireland, resulting in total charges of $3.6 million.

●

Operating Loss in Q4 2023 was $6.0 million, compared to operating loss of $51.8 million in the prior year period. Adjusted operating income in Q4 2023, which excluded the net impact of $23.6 million of restructuring charges and non-cash intangible impairment charges of $3.6 million, was $21.3 million. Adjusted operating income in Q4 2022, which excluded the impact of non-cash intangible impairment charges totaling $57.6 million and the net impact of $17.4 million of restructuring charges, was $23.1 million.

●

Income Tax Expense in Q4 2023 was $57.6 million, which reflected an increase in the valuation allowance to offset all U.S. deferred tax assets due to the uncertainty of realizing future tax benefits of the assets. In the prior year period, income tax was a benefit of $36.7 million.

●	Net Loss in Q4 2023 was $88.1 million compared to net loss of $35.8 million in the prior year period.

●	Diluted Net Loss per share in Q4 2023 was $1.11 compared to diluted net loss per share of $0.51 in the prior year period.
¡	Certain items affect year-over-year comparability.
∎	Q4 2023 diluted net loss per share incorporated the net negative impact of $1.05 per diluted share in the aggregate due to the following items:
●	$0.78 per diluted share negative tax impact due to an increase in the valuation allowance to offset all U.S. deferred tax assets due to the uncertainty of realizing future tax benefits of the assets.
●	$0.22 per diluted share net negative impact of restructuring charges.
●	$0.05 per diluted share negative impact of non-cash intangible impairment charges for franchise rights acquired and goodwill.

∎	Q4 2022 diluted net loss per share incorporated the negative impact of $0.52 per diluted share in the aggregate due to the following items:
●	$0.63 per diluted share negative impact of non-cash intangible impairment charges for franchise rights acquired and goodwill.
●	$0.18 per diluted share net negative impact of restructuring charges.
●	$0.68 per diluted share positive tax impact of a legal entity restructuring that resulted in a reversal of certain deferred tax liabilities.
●

$0.38 per diluted share negative tax impact of establishing a valuation allowance to offset certain deferred tax assets due to the uncertainty of realizing future tax benefits from interest expense carryforwards.

Full Year Fiscal 2023 Consolidated Results

				% Change
	Twelve Months Ended			Adjusted for
	December 30, 2023	December 31, 2022(7)	% Change	Constant Currency(1)
(in millions except percentages and per share amounts)

Subscription Revenues, net	$822.8	$919.1	(10.5%)	(10.6%)

Product Sales and Other, net	66.8	120.8	(44.7%)	(44.3%)

Revenues, net	$889.6	$1,039.8	(14.5%)	(14.5%)

Gross Profit	$529.3	$621.4	(14.8%)	(15.0%)

Non-GAAP Adjustments(1)

Net Restructuring Charges(2)	21.2	7.0

Adjusted Gross Profit(1)	$550.5	$628.4	(12.4%)	(12.6%)

Operating Income (Loss)	$22.3	($284.0)	100.0%*	100.0%*

Non-GAAP Adjustments(1)

Franchise Rights Acquired and Goodwill Impairments	3.6	396.7

Net Restructuring Charges(2)	54.9	39.7

Acquisition Transaction Costs	8.6	-

Adjusted Operating Income(1)	$89.5	$152.5	(41.3%)	(42.7%)

Net Loss	($112.3)	($256.9)	(56.3%)	(55.8%)

EPS	($1.46)	($3.65)	(59.9%)	(59.4%)

Total Paid Weeks	207.2	215.7	(3.9%)	N/A

Digital(3) Paid Weeks	167.9	175.8	(4.5%)	N/A

Workshops + Digital(4) Paid Weeks	37.7	39.9	(5.3%)	N/A

Clinical(5) Paid Weeks	1.6	-	N/A	N/A

End of Period Subscribers(6)	3.8	3.5	7.1%	N/A

Digital Subscribers	3.1	2.8	8.6%	N/A

Workshops + Digital Subscribers	0.7	0.7	(8.3%)	N/A

Clinical Subscribers	0.1	-	N/A	N/A

Note: Totals may not sum due to rounding.

*Note: Percentage in excess of 100.0% and not meaningful.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(3)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, which formerly included Digital 360 (as applicable).
(4)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers, including former Digital 360 members (as applicable). It also formerly included the provision of access to workshops for members who did not subscribe to commitment plans, which included the Company’s “pay-as-you-go” members.

(5)	“Clinical” refers to providing subscriptions to the Company’s clinical product offerings provided by WeightWatchers Clinic (formally referred to as Sequence).
(6)	“Subscribers” refers to Digital subscribers, Workshops + Digital subscribers, and Clinical subscribers who participate in recurring bill programs in Company-owned operations.
(7)

Certain amounts have been revised for the twelve months ended December 31, 2022 to correct immaterial misstatements related to certain income tax and other matters, which will be more fully described in the Company’s Form 10-K filing for the fiscal year ended December 30, 2023.

Full Year Fiscal 2023 Business and Financial Highlights

●

Total Paid Weeks in fiscal 2023 were down 3.9% versus the prior year, driven by declines in the Digital and Workshops + Digital businesses. Fiscal 2023 Digital Paid Weeks decreased 4.5% versus the prior year. Fiscal 2023 Workshops + Digital Paid Weeks decreased 5.3% versus the prior year. Fiscal 2023 included 1.6 million Clinical Paid Weeks.

●	Revenues in fiscal 2023 were $889.6 million. On a constant currency basis, fiscal 2023 revenues decreased 14.5% versus the prior year.

¡

Subscription Revenues in fiscal 2023 were $822.8 million. On a constant currency basis, these revenues decreased 10.6% versus the prior year. Subscription Revenues included $30.5 million of Clinical Subscription Revenues.

¡	Product Sales and Other in fiscal 2023 were $66.8 million. On a constant currency basis, these revenues decreased 44.3% versus the prior year driven by the wind down of the consumer products business.

●

Gross Profit in fiscal 2023 was $529.3 million, compared to $621.4 million in the prior year. Adjusted gross profit in fiscal 2023, which excluded the net impact of $21.2 million of restructuring charges, was $550.5 million. Adjusted gross profit in fiscal 2022, which excluded the net impact of $7.0 million of restructuring charges, was $628.4 million.

¡

Gross Margin in fiscal 2023 was 59.5%, as compared to 59.8% in the prior year. Adjusted gross margin in fiscal 2023 was 61.9%, up from an adjusted gross margin of 60.4% in the prior year, primarily driven by actions to reduce the fixed cost base within the Workshops + Digital business.

●

Operating Income in fiscal 2023 was $22.3 million, compared to operating loss of $284.0 million in the prior year. Adjusted operating income in fiscal 2023, which excluded the net impact of $54.9 million of restructuring charges, $8.6 million of acquisition transaction costs, and $3.6 million of non-cash intangible impairment charges was $89.5 million. Adjusted operating income in fiscal 2022, which excluded the impact of non-cash intangible impairment charges totaling $396.7 million and the net impact of $39.7 million of restructuring charges, was $152.5 million.

●

Income Tax Expense in fiscal 2023 was $38.6 million, which reflected an increase in the valuation allowance to offset all U.S. deferred tax assets due to the uncertainty of realizing future tax benefits of the assets. In the prior year, income tax was a benefit of $109.9 million.

●	Net Loss in fiscal 2023 was $112.3 million compared to net loss of $256.9 million in the prior year.

●	Diluted Net Loss per share in fiscal 2023 was $1.46 compared to diluted net loss per share of $3.65 in the prior year.
¡	Certain items affect year-over-year comparability.
∎	Fiscal 2023 diluted net loss per share incorporated the net negative impact of $1.34 per diluted share in the aggregate due to the following items:
●	$0.66 per diluted share negative tax impact due to an increase in the valuation allowance to offset all U.S. deferred tax assets due to the uncertainty of realizing future tax benefits of the assets.
●	$0.54 per diluted share net negative impact of restructuring charges.
●	$0.10 per diluted share negative impact from acquisition transaction costs.
●	$0.05 per diluted share negative impact of non-cash intangible impairment charges for franchise rights acquired and goodwill.

∎	Fiscal 2022 diluted net loss per share incorporated the negative impact of $4.38 per diluted share in the aggregate due to the following items:
●	$4.28 per diluted share negative impact of non-cash intangible impairment charges for franchise rights acquired and goodwill.
●	$0.42 per diluted share net negative impact of restructuring charges.
●	$0.69 per diluted share positive tax impact of a legal entity restructuring that resulted in a reversal of certain deferred tax liabilities.
●

$0.39 per diluted share negative tax impact of establishing a valuation allowance to offset certain deferred tax assets due to the uncertainty of realizing future tax benefits from interest expense carryforwards.

●	$0.03 per diluted share tax benefit due to out-of-period income tax adjustments.

Other Items

●	Cash balance as of December 30, 2023 was $109.4 million. On that same date, the Company had no outstanding borrowings under its revolving credit facility.
●

2023 Restructuring Plan: In connection with the previously announced 2023 restructuring plan, the Company recorded aggregate restructuring charges of $23.1 million in Q4 2023. This is higher than the previously disclosed estimate of up to $10.0 million as the Company continued to centralize and streamline its organization resulting in additional charges.

●

Reporting Segment Update: As a result of the continued evolution of the Company’s centralized organizational structure in fiscal 2023, and management’s 2024 strategic planning process, the Company’s reporting segments changed commencing with the first day of fiscal 2024 to one segment based on total revenue. This segment reflects the Company’s global management of the business and will present results on a global basis. The Company’s reporting segments in fiscal 2023 were North America and International.

Full Year Fiscal 2024 Guidance

The Company is providing the following full year fiscal 2024 guidance:

●

Revenues are expected to be in the range of $830.0 million to $860.0 million, reflecting a $55 million year-over-year headwind from the strategic decision to wind down the Company’s low-margin consumer products business.

●

Operating Income is expected to be in the range of $100.0 million to $110.0 million. Changes to modernize the Company’s technology organization required the Company to update its capitalized labor rate expectations. Based on these updated expectations, an estimated $9.0 million of expenses that were previously expected to be capitalized will now be reflected on the income statement in 2024. This shift in operating methodology does not impact cash.

Fourth Quarter and Full Year 2023 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Heather Stark, Chief Financial Officer, will discuss the fourth quarter and full year fiscal 2023 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, under Events and Presentations. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating income (loss), operating income (loss) margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the fourth quarter of fiscal 2023 to exclude (a) the net impact of (w) charges associated with the Company’s previously disclosed 2023 restructuring plan (the “2023 plan”) and (x) charges associated with the Company’s previously disclosed 2022 restructuring plan (the “2022 plan”), and (b) the impact of the impairment charges for the Company’s goodwill related to its Republic of Ireland and Northern Ireland reporting units and the impairment charge for the Company’s franchise rights acquired related to its Northern Ireland unit of account; (ii) the full year of fiscal 2023 to exclude (a) the net impact of (w) charges associated with the Company’s 2023 plan, (x) charges associated with the Company’s 2022 plan or the reversal of certain of the charges associated with the 2022 plan, as applicable, (y) charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (the “2021 plan”) or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 plan”), (b) the impact of certain non-recurring transaction costs in connection with the acquisition of Sequence (as defined below), and (c) the impact of the impairment charges for the Company’s goodwill related to its Republic of Ireland and Northern Ireland reporting units and the impairment charge for the Company’s franchise rights acquired related to its Northern Ireland unit of account; (iii) the fourth quarter of fiscal 2022 to exclude (a) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Canada, United Kingdom and Australia units of account and an impairment charge for the Company’s goodwill related to its Republic of Ireland reporting unit and (b) the net impact of (w) charges associated with the Company’s 2023 plan, (x) charges associated with the Company’s 2022 plan, (y) the reversal of certain of the charges associated with the Company’s 2021 plan, and (z) the reversal of certain of the charges associated with the Company’s 2020 plan; and (iv) the full year of fiscal 2022 to exclude (a) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Canada, United Kingdom, New Zealand and Australia units of account and impairment charges for the Company’s goodwill related to its Republic of Ireland reporting unit and its wholly-owned subsidiary Kurbo, Inc., and (b) the net impact of (w) charges associated with the 2023 plan, (x) charges associated with the 2022 plan, (y) charges associated with the 2021 plan or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (z) the reversal of certain of the charges associated with the

2020 plan. We generally refer to such non-GAAP measures as follows: (i) with respect to the adjustments for the fourth quarter of fiscal 2023, as excluding or adjusting for the net impact of restructuring charges and the impact of franchise rights acquired and goodwill impairments; (ii) with respect to the adjustments for the full year of fiscal 2023, as excluding or adjusting for the net impact of restructuring charges, the impact of acquisition transaction costs, and the impact of franchise rights acquired and goodwill impairments; and (iii) with respect to the adjustments for the fourth quarter and full year of fiscal 2022, as excluding or adjusting for the impact of franchise rights acquired and goodwill impairments and the net impact of restructuring charges. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and certain non-recurring transaction costs in connection with the acquisition of Sequence (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. A reconciliation of the forward-looking full year EBITDAS outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management programs. For six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our programs. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the Company’s ability to evolve its community offerings to meet the evolving tastes and preferences of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers, affiliated provider entities, PCs’ healthcare professionals, and other partners, including as a result of its acquisition of Weekend Health, Inc., doing business as Sequence (“Sequence”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s ability to successfully make acquisitions or enter into collaborations or joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Sequence; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of the Company’s business; the Company’s failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by the Company of leases; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to successfully integrate and use artificial intelligence in its business; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; risks related to the Acquisition, including risks that the Acquisition may not achieve its intended results; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations as a result of the Acquisition; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	December 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$109,366	$178,326
Receivables (net of allowances: December 30, 2023 - $1,041 and December 31, 2022 - $976)	14,938	24,273
Inventories	68	20,528
Prepaid income taxes	25,370	19,447
Prepaid marketing and advertising	10,149	7,927
Prepaid expenses and other current assets	19,583	30,830

TOTAL CURRENT ASSETS	179,474	281,331
Property and equipment, net	19,741	28,229
Operating lease assets	52,272	75,696
Franchise rights acquired	386,526	386,745
Goodwill	243,441	155,998
Other intangible assets, net	63,208	63,306
Deferred income taxes	19,683	22,246
Other noncurrent assets	17,685	14,879

TOTAL ASSETS	$982,030	$1,028,430

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$9,613	$17,955
Accounts payable	18,507	18,890
Salaries and wages payable	79,096	72,577
Accrued marketing and advertising	18,215	17,927
Accrued interest	5,346	5,289
Deferred acquisition payable	16,500	1,166
Other accrued liabilities	22,610	28,952
Income taxes payable	1,609	1,646
Deferred revenue	33,966	32,156

TOTAL CURRENT LIABILITIES	205,462	196,558
Long-term debt, net	1,426,464	1,422,284
Long-term operating lease liabilities	53,461	68,099
Deferred income taxes	41,994	25,084	(1)
Other	15,743	2,185

TOTAL LIABILITIES	1,743,124	1,714,210	(1)

TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 130,048 shares issued at December 30, 2023 and 122,052 shares issued at December 31, 2022	0	0
Treasury stock, at cost, 50,859 shares at December 30, 2023 and 51,496 shares at December 31, 2022	(3,064,628)	(3,097,304)
Retained earnings	2,314,834	2,416,994	(1)
Accumulated other comprehensive loss	(11,300)	(5,470)

TOTAL DEFICIT	(761,094)	(685,780)	(1)

TOTAL LIABILITIES AND TOTAL DEFICIT	$982,030	$1,028,430

(1) Certain amounts have been revised at December 31, 2022 to correct immaterial misstatements related to certain income tax matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	December 30, 2023	December 31, 2022
Subscription revenues, net (1)	$196,087	$200,932

Product sales and other, net (2)	9,868	21,970	(4)

Revenues, net	205,955	222,902	(4)

Cost of subscription revenues (3)	67,707	77,817

Cost of product sales and other	13,391	19,117

Cost of revenues	81,098	96,934

Gross profit	124,857	125,968	(4)

Marketing expenses	50,920	49,660

Selling, general and administrative expenses	76,312	70,520

Franchise rights acquired and goodwill impairments	3,633	57,566

Operating loss	(6,008)	(51,778)	(4)

Interest expense	24,464	22,304

Other expense (income), net	107	(1,611)

Loss before income taxes	(30,579)	(72,471)	(4)

Provision for (benefit from) income taxes	57,556	(36,690)	(4)

Net loss	$(88,135)	$(35,781)	(4)

Net loss per share

Basic	$(1.11)	$(0.51)	(4)

Diluted	$(1.11)	$(0.51)	(4)

Weighted average common shares outstanding

Basic	79,125	70,509

Diluted	79,125	70,509

 Note: Totals may not sum due to rounding.

(1) Consists of net “Digital Subscription Revenues”, net “Workshops + Digital Fees” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Personal Coaching + Digital and Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2) Consists of sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3) Consists of cost of revenues and operating expenses for the Company's Digital, Workshops + Digital and Clinical services.

(4) Certain amounts have been revised for the three months ended December 31, 2022 to correct immaterial misstatements related to certain income tax and other matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Subscription revenues, net (1)	$822,755	$919,055

Product sales and other, net (2)	66,796	120,780	(4)

Revenues, net	889,551	1,039,835	(4)

Cost of subscription revenues (3)	301,062	321,528

Cost of product sales and other	59,186	96,928

Cost of revenues	360,248	418,456

Gross profit	529,303	621,379	(4)

Marketing expenses	238,387	244,783

Selling, general and administrative expenses	264,950	263,840

Franchise rights acquired and goodwill impairments	3,633	396,727

Operating income (loss)	22,333	(283,971)	(4)

Interest expense	95,893	81,141

Other expense, net	72	1,691

Loss before income taxes	(73,632)	(366,803)	(4)

Provision for (benefit from) income taxes	38,623	(109,935)	(4)

Net loss	$(112,255)	$(256,868)	(4)

Net loss per share

Basic	$(1.46)	$(3.65)	(4)

Diluted	$(1.46)	$(3.65)	(4)

Weighted average common shares outstanding

Basic	76,677	70,321

Diluted	76,677	70,321

 Note: Totals may not sum due to rounding.

(1) Consists of net “Digital Subscription Revenues”, net “Workshops + Digital Fees” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Personal Coaching + Digital and Digital 360 (as applicable). “Workshops + Digital Fees” consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2) Consists of sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3) Consists of cost of revenues and operating expenses for the Company's Digital, Workshops + Digital and Clinical services.

(4) Certain amounts have been revised for the twelve months ended December 31, 2022 to correct immaterial misstatements related to certain income tax and other matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Operating activities:
Net loss	$(112,255)	$(256,868)	(1)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	52,471	43,801
Amortization of deferred financing costs and debt discount	5,018	5,018
Impairment of franchise rights acquired and goodwill	3,633	396,727
Impairment of intangible and long-lived assets	1,112	3,455
Share-based compensation expense	15,185	12,957
Deferred tax provision (benefit)	19,821	(145,829)	(1)
Allowance for doubtful accounts	1,306	(460)
Reserve for inventory obsolescence	7,350	6,796
Foreign currency exchange rate loss	263	2,374
Changes in cash due to:
Receivables	17,112	(7,558)
Inventories	14,018	3,733
Prepaid expenses	(4,133)	8,878	(1)
Accounts payable	(54)	(2,691)
Accrued liabilities	(11,625)	20,925	(1)
Deferred revenue	1,273	(11,733)
Other long term assets and liabilities, net	(3,598)	(2,291)
Income taxes	(211)	(588)

Cash provided by operating activities	6,686	76,646

Investing activities:
Capital expenditures	(2,485)	(2,065)
Capitalized software and website development expenditures	(33,816)	(36,187)
Cash paid for acquisitions, net of cash acquired	(38,362)	(4,350)
Other items, net	(33)	(42)

Cash used for investing activities	(74,696)	(42,644)

Financing activities:
Taxes paid related to net share settlement of equity awards	(2,241)	(2,197)
Proceeds from stock options exercised	718	—
Cash paid for acquisitions	(1,178)	(2,413)
Other items, net	(48)	(112)

Cash used for financing activities	(2,749)	(4,722)

Effect of exchange rate changes on cash and cash equivalents	1,799	(4,748)

Net (decrease) increase in cash and cash equivalents	(68,960)	24,532
Cash and cash equivalents, beginning of period	178,326	153,794

Cash and cash equivalents, end of period	$109,366	$178,326

(1) Certain amounts have been revised for the twelve months ended December 31, 2022 to correct immaterial misstatements related to certain income tax and other matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	December 30,	December 31,	Variance
	2023	2022

Digital Paid Weeks (1)

North America	26,124	23,714	10.2%

International	14,886	14,043	6.0%

Total Digital Paid Weeks	41,010	37,757	8.6%

Workshops + Digital Paid Weeks (1)

North America	6,483	7,178	(9.7%)

International	2,220	2,407	(7.8%)

Total Workshops + Digital Paid Weeks	8,703	9,585	(9.2%)

Clinical Paid Weeks (1)

North America	719	—	N/A

International	—	—	—

Total Clinical Paid Weeks	719	—	N/A

Total Paid Weeks (1)

North America	33,327	30,892	7.9%

International	17,106	16,449	4.0%

Total Paid Weeks	50,432	47,342	6.5%

End of Period Digital Subscribers (2)

North America	1,948	1,802	8.1%

International	1,131	1,033	9.5%

Total End of Period Digital Subscribers	3,079	2,836	8.6%

End of Period Workshops + Digital Subscribers (2)

North America	484	534	(9.4%)

International	167	176	(4.9%)

Total End of Period Workshops + Digital Subscribers	652	711	(8.3%)

End of Period Clinical Subscribers (2)

North America	67	—	N/A

International	—	—	—

Total End of Period Clinical Subscribers	67	—	N/A

Total End of Period Subscribers (2)

North America	2,499	2,337	6.9%

International	1,299	1,209	7.4%

Total End of Period Subscribers	3,798	3,546	7.1%

 Note: Totals may not sum due to rounding.

(1) The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, which formerly included Personal Coaching + Digital and Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical subscription products; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2) The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including former Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Twelve Months Ended
	December 30, 2023	December 31, 2022	Variance

Digital Paid Weeks (1)

North America	107,516	111,457	(3.5%)

International	60,351	64,355	(6.2%)

Total Digital Paid Weeks	167,868	175,812	(4.5%)

Workshops + Digital Paid Weeks (1)

North America	28,397	29,902	(5.0%)

International	9,345	9,954	(6.1%)

Total Workshops + Digital Paid Weeks	37,742	39,856	(5.3%)

Clinical Paid Weeks (1)

North America	1,608	—	N/A

International	—	—	—

Total Clinical Paid Weeks	1,608	—	N/A

Total Paid Weeks (1)

North America	137,522	141,359	(2.7%)

International	69,697	74,309	(6.2%)

Total Paid Weeks	207,218	215,668	(3.9%)

End of Period Digital Subscribers (2)

North America	1,948	1,802	8.1%

International	1,131	1,033	9.5%

Total End of Period Digital Subscribers	3,079	2,836	8.6%

End of Period Workshops + Digital Subscribers (2)

North America	484	534	(9.4%)

International	167	176	(4.9%)

Total End of Period Workshops + Digital Subscribers	652	711	(8.3%)

End of Period Clinical Subscribers (2)

North America	67	—	N/A

International	—	—	—

Total End of Period Clinical Subscribers	67	—	N/A

Total End of Period Subscribers (2)

North America	2,499	2,337	6.9%

International	1,299	1,209	7.4%

Total End of Period Subscribers	3,798	3,546	7.1%

 Note: Totals may not sum due to rounding.

(1) The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products, which formerly included Personal Coaching + Digital and Digital 360 (as applicable); (ii) “Workshops + Digital Paid Weeks” is the sum of total paid commitment plan weeks which include workshops and digital offerings; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical subscription products; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2) The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including former Personal Coaching + Digital and Digital 360 (as applicable), subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

						Q4 2023 Variance
							2023
							Constant
	Q4 2023			Q4 2022		2023	Currency
		Currency	Constant			vs	vs
	GAAP	Adjustment	Currency	GAAP		2022	2022

Selected Financial Data

Consolidated Company Revenues	$205,955	$(2,434)	$203,521	$222,902	(6)	(7.6%)	(8.7%)

Consolidated Digital Subscription Revenues (1)	$133,459	$(1,984)	$131,475	$141,085		(5.4%)	(6.8%)

Consolidated Workshops + Digital Fees (2)	$49,666	$(395)	$49,271	$59,847		(17.0%)	(17.7%)

Consolidated Clinical Subscription Revenues (3)	$12,962	$—	$12,962	$—		N/A	N/A

Consolidated Subscription Revenues (4)	$196,087	$(2,379)	$193,708	$200,932		(2.4%)	(3.6%)

Consolidated Product Sales and Other (5)	$9,868	$(55)	$9,813	$21,970	(6)	(55.1%)	(55.3%)

North America

Digital Subscription Revenues (1)	$88,349	$16	$88,365	$93,659		(5.7%)	(5.7%)

Workshops + Digital Fees (2)	$40,415	$8	$40,423	$48,558		(16.8%)	(16.8%)

Clinical Subscription Revenues (3)	$12,962	$—	$12,962	$—		N/A	N/A

Subscription Revenues (4)	$141,726	$23	$141,749	$142,217		(0.3%)	(0.3%)

Product Sales and Other (5)	$8,570	$1	$8,571	$15,616	(6)	(45.1%)	(45.1%)

Total Revenues	$150,296	$25	$150,321	$157,833	(6)	(4.8%)	(4.8%)

International

Digital Subscription Revenues (1)	$45,110	$(1,999)	$43,111	$47,426		(4.9%)	(9.1%)

Workshops + Digital Fees (2)	$9,251	$(403)	$8,848	$11,289		(18.1%)	(21.6%)

Clinical Subscription Revenues (3)	$—	$—	$—	$—		N/A	N/A

Subscription Revenues (4)	$54,361	$(2,402)	$51,959	$58,715		(7.4%)	(11.5%)

Product Sales and Other (5)	$1,298	$(56)	$1,242	$6,354		(79.6%)	(80.5%)

Total Revenues	$55,659	$(2,459)	$53,200	$65,069		(14.5%)	(18.2%)

 Note: Totals may not sum due to rounding.

(1) “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Personal Coaching + Digital and Digital 360 (as applicable).

(2) “Workshops + Digital Fees” consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(3) “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(4) “Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees” plus “Clinical Subscription Revenues”.

(5) “Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and North America reportable segment, franchise fees with respect to commitment plans and royalties.

(6) Certain amounts have been revised for Q4 2022 to correct immaterial misstatements related to certain matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

						Full Year 2023 Variance
							2023
							Constant
	Full Year 2023			Full Year 2022		2023	Currency
		Currency	Constant			vs	vs
	GAAP	Adjustment	Currency	GAAP		2022	2022

Selected Financial Data

Consolidated Company Revenues	$889,551	$(740)	$888,811	$1,039,835	(6)	(14.5%)	(14.5%)

Consolidated Digital Subscription Revenues (1)	$571,074	$(1,376)	$569,698	$662,668		(13.8%)	(14.0%)

Consolidated Workshops + Digital Fees (2)	$221,139	$207	$221,346	$256,387		(13.7%)	(13.7%)

Consolidated Clinical Subscription Revenues (3)	$30,542	$—	$30,542	$—		N/A	N/A

Consolidated Subscription Revenues (4)	$822,755	$(1,169)	$821,586	$919,055		(10.5%)	(10.6%)

Consolidated Product Sales and Other (5)	$66,796	$429	$67,225	$120,780	(6)	(44.7%)	(44.3%)

North America

Digital Subscription Revenues (1)	$374,004	$894	$374,898	$436,148		(14.2%)	(14.0%)

Workshops + Digital Fees (2)	$179,054	$334	$179,388	$204,115		(12.3%)	(12.1%)

Clinical Subscription Revenues (3)	$30,542	$—	$30,542	$—		N/A	N/A

Subscription Revenues (4)	$583,600	$1,228	$584,828	$640,263		(8.8%)	(8.7%)

Product Sales and Other (5)	$54,596	$117	$54,713	$87,095	(6)	(37.3%)	(37.2%)

Total Revenues	$638,196	$1,345	$639,541	$727,358	(6)	(12.3%)	(12.1%)

International

Digital Subscription Revenues (1)	$197,070	$(2,270)	$194,800	$226,520		(13.0%)	(14.0%)

Workshops + Digital Fees (2)	$42,085	$(127)	$41,958	$52,272		(19.5%)	(19.7%)

Clinical Subscription Revenues (3)	$—	$—	$—	$—		N/A	N/A

Subscription Revenues (4)	$239,155	$(2,397)	$236,758	$278,792		(14.2%)	(15.1%)

Product Sales and Other (5)	$12,200	$312	$12,512	$33,685		(63.8%)	(62.9%)

Total Revenues	$251,355	$(2,085)	$249,270	$312,477		(19.6%)	(20.2%)

 Note: Totals may not sum due to rounding.

(1) “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, which formerly included Personal Coaching + Digital and Digital 360 (as applicable).

(2) “Workshops + Digital Fees” consist of the fees associated with the Company's subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(3) “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(4) “Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees” plus “Clinical Subscription Revenues”.

(5) “Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company's trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and North America reportable segment, franchise fees with respect to commitment plans and royalties.

(6) Certain amounts have been revised for full year 2022 to correct immaterial misstatements related to certain matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

															Q4 2023 Variance
																	2023 Constant Currency
																2023		2023
	Q4 2023								Q4 2022							Adjusted		Adjusted
							Adjusted								2023	vs	2023	vs
					Currency	Constant	Constant								vs	2022	vs	2022
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency		GAAP		Adjustment		Adjusted		2022	Adjusted	2022	Adjusted
Selected Financial Data
Gross Profit	$124,857	$1,512	(1)	$126,369	$(1,922)	$122,935	$124,447		$125,968	(5)	$3,128	(6)	$129,096	(5)	(0.9%)	(2.1%)	(2.4%)	(3.6%)
Gross Margin	60.6%			61.4%		60.4%	61.1%		56.5%	(5)			57.9%	(5)

Selling, General and Administrative Expenses	$76,312	$(22,117)	(2)	$54,195	$(402)	$75,910	$53,793		$70,520		$(14,223)	(7)	$56,297		8.2%	(3.7%)	7.6%	(4.4%)

Operating (Loss) Income	$(6,008)	$27,262	(3)	$21,254	$(857)	$(6,865)	$20,276	(4)	$(51,778)	(5)	$74,918	(8)	$23,140	(5)	(88.4%)	(8.1%)	(86.7%)	(12.4%)
Operating Income (Loss) Margin	(2.9%)			10.3%		(3.4%)	10.0%		(23.2%)	(5)			10.4%	(5)

 Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $1,247 of charges associated with the Company's previously disclosed 2023 restructuring plan and $265 of charges associated with the Company's previously disclosed 2022 restructuring plan.

(2)

Excludes the net impact of $21,893 of charges associated with the Company's previously disclosed 2023 restructuring plan and $224 of charges associated with the Company's previously disclosed 2022 restructuring plan.

(3)

Excludes (i) the net impact of (y) $1,247 of charges and $21,893 of charges associated with the Company's previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (z) $265 of charges and $224 of charges associated with the Company's previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (ii) the impact of impairment charges of the Company's goodwill related to its Republic of Ireland and Northern Ireland reporting units of $2,383 and $1,203, respectively, and the impairment charge of the Company's franchise rights acquired related to its Northern Ireland unit of account of $47.

(4)

Includes $121 of currency adjustment associated with the impairment charges of the Company's goodwill related to its Republic of Ireland and Northern Ireland reporting units of $2,383 and $1,203, respectively, and the impairment charge of the Company's franchise rights acquired related to its Northern Ireland unit of account of $47.

(5)

Certain amounts have been revised for Q4 2022 to correct immaterial misstatements related to certain matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

(6)

Excludes the net impact of $1,798 of charges associated with the Company's previously disclosed 2023 restructuring plan, $2,075 of charges associated with the Company's previously disclosed 2022 restructuring plan, the reversal of $132 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $613 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of $11,810 of charges associated with the Company's previously disclosed 2023 restructuring plan, $2,432 of charges associated with the Company's previously disclosed 2022 restructuring plan, the reversal of $10 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $8 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(8)

Excludes (i) the impact of impairment charges of the Company's franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company's goodwill related to its Republic of Ireland reporting unit of $2,023 and (ii) the net impact of (w) $1,798 of charges and $11,810 of charges associated with the Company's previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) $2,075 of charges and $2,432 of charges associated with the Company's previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (y) the reversal of $132 of charges and the reversal of $10 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (z) the reversal of $613 of charges and the reversal of $8 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

															Full Year 2023 Variance
																	2023 Constant Currency
																2023		2023
	Full Year 2023								Full Year 2022							Adjusted		Adjusted
							Adjusted								2023	vs	2023	vs
					Currency	Constant	Constant								vs	2022	vs	2022
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency		GAAP		Adjustment		Adjusted		2022	Adjusted	2022	Adjusted
Selected Financial Data
Gross Profit	$529,303	$21,187	(1)	$550,490	$(1,367)	$527,936	$549,123		$621,379	(5)	$6,981	(6)	$628,360	(5)	(14.8%)	(12.4%)	(15.0%)	(12.6%)
Gross Margin	59.5%			61.9%		59.4%	61.8%		59.8%				60.4%	(5)

Selling, General and Administrative Expenses	$264,950	$(42,332)	(2)	$222,618	$(26)	$264,924	$222,593		$263,840		$(32,730)	(7)	$231,110		0.4%	(3.7%)	0.4%	(3.7%)

Operating Income (Loss)	$22,333	$67,152	(3)	$89,485	$(1,999)	$20,334	$87,365	(4)	$(283,971)	(5)	$436,438	(8)	$152,467	(5)	(107.9%)	(41.3%)	(107.2%)	(42.7%)
Operating Income (Loss) Margin	2.5%			10.1%		2.3%	9.8%		(27.3%)	(5)			14.7%

 Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $21,116 of charges associated with the Company's previously disclosed 2023 restructuring plan, the reversal of $4 of charges associated with the Company's previously disclosed 2022 restructuring plan, $96 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $21 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(2)

Excludes (i) the net impact of $32,627 of charges associated with the Company's previously disclosed 2023 restructuring plan, $1,139 of charges associated with the Company's previously disclosed 2022 restructuring plan and the reversal of $39 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan, and (ii) the impact of $8,605 of acquisition transaction costs.

(3)

Excludes (i) the net impact of (w) $21,116 of charges and $32,627 of charges associated with the Company's previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $4 of charges and $1,139 of charges associated with the Company's previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (y) $96 of charges and the reversal of $39 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (z) the reversal of $21 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues, (ii) the impact of $8,605 of acquisition transaction costs recorded to selling, general and administrative expenses, and (iii) the impact of impairment charges of the Company's goodwill related to its Republic of Ireland and Northern Ireland reporting units of $2,383 and $1,203, respectively, and the impairment charge of the Company's franchise rights acquired related to its Northern Ireland unit of account of $47.

(4)

Includes $121 of currency adjustment associated with the impairment charges of the Company's goodwill related to its Republic of Ireland and Northern Ireland reporting units of $2,383 and $1,203, respectively, and the impairment charge of the Company's franchise rights acquired related to its Northern Ireland unit of account of $47.

(5)

Certain amounts have been revised for full year 2022 to correct immaterial misstatements related to certain matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

(6)

Excludes the net impact of $1,798 of charges associated with the Company's previously disclosed 2023 restructuring plan, $6,476 of charges associated with the Company's previously disclosed 2022 restructuring plan, the reversal of $564 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $729 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(7)

Excludes the net impact of $11,810 of charges associated with the Company's previously disclosed 2023 restructuring plan, $20,705 of charges associated with the Company's previously disclosed 2022 restructuring plan, $223 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan and the reversal of $8 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(8)

Excludes (i) the impact of impairment charges of the Company's franchise rights acquired of $324,030, $57,454, $8,275, $1,972 and $1,872 related to its United States, Canada, United Kingdom, New Zealand and Australia units of account, respectively, and impairment charges of the Company's goodwill related to its Republic of Ireland reporting unit and its Kurbo operations of $2,023 and $1,101, respectively, and (ii) the net impact of (v) $1,798 of charges and $11,810 of charges associated with the Company's previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (w) $6,476 of charges and $20,705 of charges associated with the Company's previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (x) the reversal of $564 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues, (y) $223 of charges associated with the Company's previously disclosed 2021 organizational restructuring plan recorded to selling, general and administrative expenses and (z) the reversal of $729 of charges and the reversal of $8 of charges associated with the Company's previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended				Twelve Months Ended
	December 30, 2023		December 31, 2022		December 30, 2023		December 31, 2022

Net Loss	$(88,135)		$(35,781)	(1)	$(112,255)		$(256,868)	(1)

Interest	24,464		22,304		95,893		81,141

Taxes	57,556		(36,690)	(1)	38,623		(109,935)	(1)

Depreciation and Amortization	10,007		10,407		45,640		42,348

Stock-based Compensation	2,346		2,590		11,303		12,952

EBITDAS	$6,238		$(37,170)	(1)	$79,204		$(230,362)	(1)

2023 Plan Restructuring Charges (2)	23,140		13,608		53,743		13,608

2022 Plan Restructuring Charges (3)	489		4,507		1,135		27,181

2021 Plan Restructuring Charges (4)	—		(142)		57		(341)

2020 Plan Restructuring Charges (5)	—		(621)		(21)		(737)

Acquisition Transaction Costs (6)	—		—		8,605		—

Franchise Rights Acquired and Goodwill Impairments	3,633	(7)	57,566	(8)	3,633	(7)	396,727	(9)

Adjusted EBITDAS	$33,500		$37,748	(1)	$146,356		$206,076	(1)

  Note: Totals may not sum due to rounding.

(1)

Certain amounts have been revised for the three and twelve months ended December 31, 2022 to correct immaterial misstatements related to certain income tax and other matters, which will be more fully described in the Company's Form 10-K filing for the fiscal year ended December 30, 2023.

(2)	Charges associated with the Company's previously disclosed 2023 restructuring plan.
(3)	Charges associated with the Company's previously disclosed 2022 restructuring plan.
(4)	The reversal of charges or charges, as applicable, associated with the Company's previously disclosed 2021 organizational restructuring plan.
(5)	The reversal of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.
(6)	Certain non-recurring transaction costs in connection with the Company's acquisition of Sequence.
(7)

Impairment charges of the Company's goodwill of $2,383 and $1,203 related to its Republic of Ireland and Northern Ireland reporting units, respectively, and the impairment charge of the Company's franchise rights acquired of $47 related to its Northern Ireland unit of account.

(8)

Impairment charges of the Company's franchise rights acquired of $25,739, $19,657, $8,275 and $1,872 related to its United States, Canada, United Kingdom and Australia units of account, respectively, and an impairment charge of the Company's goodwill related to its Republic of Ireland reporting unit of $2,023.

(9)

Impairment charges of the Company's franchise rights acquired of $324,030, $57,454, $8,275, $1,972 and $1,872 related to its United States, Canada, United Kingdom, New Zealand and Australia units of account, respectively, and impairment charges of the Company's goodwill related to its Republic of Ireland reporting unit and Kurbo operations of $2,023 and $1,101, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIOS)

UNAUDITED

					Trailing Twelve
	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Months
Net Debt to Adjusted EBITDAS

Net (Loss) Income	$(118,679)	$50,828	$43,731	$(88,135)	$(112,255)

Interest	22,846	24,075	24,508	24,464	95,893

Taxes	67,580	(48,066)	(38,447)	57,556	38,623

Depreciation and Amortization	10,273	11,932	13,428	10,007	45,640

Stock-based Compensation	2,669	3,063	3,225	2,346	11,303

EBITDAS	$(15,311)	$41,832	$46,445	$6,238	$79,204

2023 Plan Restructuring Charges (1)	22,632	1,784	6,187	23,140	53,743

2022 Plan Restructuring Charges (2)	40	818	(212)	489	1,135

2021 Plan Restructuring Charges (3)	(7)	64	—	—	57

2020 Plan Restructuring Charges (4)	(5)	(16)	—	—	(21)

Acquisition Transaction Costs (5)	3,719	4,886	—	—	8,605

Franchise Rights Acquired and Goodwill Impairments (6)	—	—	—	3,633	3,633

Adjusted EBITDAS	$11,068	$49,368	$52,420	$33,500	$146,356

Total Debt					$1,426,464

Less: Cash					109,366

Net Debt					$1,317,098

Total Debt to Net Loss	(12.7) X

Net Debt to Adjusted EBITDAS	9.0 X

 Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company's previously disclosed 2023 restructuring plan.

(2)	Charges or the reversal of charges, as applicable, associated with the Company's previously disclosed 2022 restructuring plan.

(3)	The reversal of charges or charges, as applicable, associated with the Company's previously disclosed 2021 organizational restructuring plan.

(4)	The reversal of charges associated with the Company's previously disclosed 2020 organizational restructuring plan.

(5)	Certain non-recurring transaction costs in connection with the Company's acquisition of Sequence, which includes $3,719 recast for Q1 2023.

(6)

Impairment charges of the Company's goodwill of $2,383 and $1,203 related to its Republic of Ireland and Northern Ireland reporting units, respectively, and the impairment charge of the Company's franchise rights acquired of $47 related to its Northern Ireland unit of account.